200,000 Shares
                         Above Average Investments, Ltd.

                            Share Purchase Agreement

To _______________:

Please issue shares of your common stock in the amounts and name(s) shown below. My signature acknowledges that I have read the Prospectus dated ___________, 2000, and am aware of the risk factors contained therein. I represent that I have relied solely upon the contents of the Prospectus in making an investment decision with regard to the shares offered thereby, and I have not relied on any other statements made by or with regard to the Company in connection with its anticipated operations or financial performance.

The undersigned hereby acknowledges that City National Bank is acting solely as Escrow Holder in connection with the offering of the Securities described herein, and makes no recommendation with respect thereto. City National Bank has made no investigation regarding the offering, the issuer or any other person or entity involved in the offering.


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(Signature)                                   (Date)

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(Signature)                                   (Date)

Enclosed is payment for ________ shares at $________; Total: $________

Register the shares in the following name(s) and amount(s):
(Please Print)
Name(s):_________________________________________________________

Number of share(s): ________________
As (check one) [ ] Individual [ ] Joint Tenancy [ ] Husband & Wife as community property[ ] Tenants in Common [ ] Corporation [ ] Trust [ ] Other:

For the person(s) who will be registered shareowners:
Mailing Address:
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City, State, Zip:
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Telephone:
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Social Security or Taxpayer ID Number(s):
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Note:  Please attach any instructions for mailing the certificates or shareowner communications other than to the registered shareowner at this address.


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No Subscription Is Effective Until Acceptance.
Subscription Accepted by  _______________:


____________________________
Devinder Randhawa, President

Date _____________________